LETTER FROM AUDITOR PURSUANT TO RULE 12b-25(c) (on letterhead):

Dohan and Company                                 7700 North Kendall Drive, #204
Certified Public Accountants                      Miami, Florida  33156-7564
A Professional Association                        Telephone:  (305) 274-1366
                                                  Facsimile:  (305) 274-1368

October 27, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20548

Ladies and Gentlemen:

Our report of the examination of the audited financial statements of American Millennium Coporation, Inc. as of July 31, 2000, cannot be issued by the required filing date of Form 10-KSB, because we have not received the remaining financial information on a recently merged subsidiary, that is necessary to complete our procedures.


Sincerely,


/s/  Steven H. Dohan, CPA
     --------------------
     Dohan and Company, CPA's



cc: American Millenium Corporation, Inc.



Member: Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants - Private Companies
   and SEC Practice Sections
SC International - Offices in Principal Cities World-Wide